SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
                               (Amendment No.)

Filed by the Registrant        |X|

Filed by a Party other than the Registrant      |_|

Check the appropriate box

|_|   Preliminary Proxy Statement

|X|   Definitive Proxy Statement

|_|   Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12


                          NIELSEN MEDIA RESEARCH, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in its Charter)

--------------------------------------------------------------------------------
      (Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

|X|   No fee required

|_|   Fee computed on table below per Exchange Act Rules 14a(6)(i)(4) and 0-11.


1)    Title of each class of securities to which transaction applies:

________________________________________________________________________________

2)    Aggregate number of securities to which transaction applies:

________________________________________________________________________________

3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

________________________________________________________________________________

4)    Proposed maximum aggregate value of transaction:

________________________________________________________________________________

5)    Total Fee Paid:

________________________________________________________________________________

|_|   Fee paid previously with preliminary materials

|_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)    Amount previously paid:___________________________________________________

2)    Form, Schedule or Registration Statement No.______________________________

3)    Filing party:_____________________________________________________________

4)    Date Filed:_______________________________________________________________

NIELSEN MEDIA RESEARCH [LOGO]


                                                  299 Park Avenue
                                                  New York, New York 10171



                                                  March 9, 1999





Dear Shareholder:

     You are cordially invited to attend the 1999 Annual Meeting of Shareholders of Nielsen Media Research, Inc. on Tuesday, April 13, 1999 at 9:30 a.m. at 1209 Orange Street, Wilmington, Delaware.

     The Notice of Annual Meeting and Proxy Statement accompanying this letter describe the business to be acted upon at the meeting.

     Please promptly vote, date, sign and return your proxy for the meeting even if you plan to attend. You may vote in person at that time if you wish.

                                        Sincerely,



                                        /s/ JOHN A. DIMLING
                                        -------------------------------------
                                        JOHN A. DIMLING
                                        President and Chief Executive Officer

 NIELSEN MEDIA RESEARCH  [LOGO]

                                                    299 Park Avenue
                                                    New York, New York 10171



                               ------------------
                            NOTICE OF ANNUAL MEETING
                               ------------------

     The Annual Meeting of Shareholders of Nielsen Media Research, Inc. will be held on Tuesday, April 13, 1999 at 9:30 a.m. at 1209 Orange Street, Wilmington, Delaware, to take action on the following matters:

          1. To re-elect three Class III directors for a three-year term and to elect a new Class II director for a two-year term.

          2. To ratify the appointment of PricewaterhouseCoopers LLP as independent public accountants to audit the Company's consolidated financial statements for 1999.

          3. To transact such other business as may properly come before the meeting or any adjournment. The Company knows of no other business to be brought before the meeting.

     The Board of Directors has fixed the close of business on February 26, 1999 as the record date for determination of Shareholders entitled to notice of, and to vote at, the meeting.

                                       By Order of the Board of Directors,

                                       /s/ STEPHEN J. BOATTI
                                       -----------------------------------
                                       STEPHEN J. BOATTI
                                       Senior Vice President, Chief Legal
                                       Officer and Secretary



Dated: March 9, 1999

                                 ---------------
                                 PROXY STATEMENT
                                 ---------------

                       PROXY VOTING QUESTIONS AND ANSWERS

Why have I been sent this Proxy       Nielsen Media Research, Inc.
  Statement?                             ("NMR") is sending you this
                                         Proxy Statement  and NMR's
                                         Annual Report to Shareholders in
                                         connection with soliciting proxies
                                         for the Annual Meeting of
                                         Shareholders to be held on April
                                         13, 1999. The Proxy Statement,
                                         proxy cards and Annual Report are
                                         being mailed on or about March 9,
                                         1999. NMR's principal offices are
                                         at 299 Park Avenue, New York, New
                                         York 10171, and its telephone
                                         number is (212) 708-7500.

What is a proxy?                      A proxy allows you as a Shareholder
                                         to vote on significant matters even
                                         if you cannot attend the Annual
                                         Meeting. By signing and sending in
                                         a proxy, you authorize a
                                         representative to vote as you
                                         instruct.

What am I voting on?                  Re-election of three directors
                                         (William G. Jacobi, John A. Dimling
                                         and M. Bernard Puckett) and
                                         election of a new director (Ronald
                                         Townsend), and ratification of
                                         PricewaterhouseCoopers LLP as NMR's
                                         independent accountants.

How do I vote?                        You must fill out, sign and mail
                                         your proxy card in the envelope
                                         provided. In addition, if your
                                         shares are held in a brokerage
                                         account, your broker may allow you
                                         to vote by telephone. Please follow
                                         the instructions sent by your
                                         broker.

                                      However, sending in a signed proxy
                                         will not prevent you from attending
                                         the meeting and voting in person.
                                         You have the right to revoke a
                                         proxy at any time before it is
                                         exercised by signing and returning
                                         a proxy bearing a later date, by
                                         giving written notice of revocation
                                         to the Secretary of NMR, or by
                                         attending the meeting and voting in
                                         person. Proxies must be filed with
                                         the secretary of the meeting prior
                                         to or at the commencement of the
                                         meeting.

When does discretionary voting        All properly signed proxies that
  apply? are not revoked will be voted at the meeting in accordance with your instructions. A proxy that you sign and return without instructions marked in the boxes will be voted, as to proposals specified in the proxy, in accordance with the recommendations of the Board of Directors as outlined in this Proxy Statement. If any other proposals are brought before the meeting, all proxies will be voted in accordance with the judgment of the persons voting those proxies.

                                      Different rules apply to any NMR
                                         shares you hold in the Nielsen
                                         Media Research, Inc. Savings Plan
                                         or the IMS Health Incorporated
                                         Savings Plan (the "Savings Plans").
                                         If you have Savings Plan
                                         contributions invested in NMR
                                         Common Stock, the proxy will serve
                                         as a voting instruction for the
                                         trustee of the respective Savings
                                         Plan. If a proxy covering shares in
                                         a Savings Plan has not been
                                         received prior to April 3, 1999 or
                                         if you sign and return it without
                                         instructions marked in the boxes,
                                         the trustee will vote those Savings
                                         Plan shares in the same proportion
                                         as the respective Savings Plan
                                         shares for which it has received
                                         instructions, except as otherwise
                                         required by law.

Who is entitled to vote?              Only holders of record of NMR
                                         Common Stock, par value $.01 per
                                         share, at the close of business on
                                         February 26, 1999 are eligible to
                                         vote at the meeting. As of the
                                         close of business on February 26,
                                         1999, NMR had outstanding
                                         56,748,953 shares of Common Stock.
                                         Each share of Common Stock is
                                         entitled to one vote per share.

What constitutes a quorum?            NMR's by-laws provide that a
                                         majority of the shares entitled to
                                         vote, present in person or
                                         represented by proxy, constitutes a
                                         quorum. There must be a quorum
                                         before voting can take place.
                                         Shares that abstain from voting are
                                         counted for purposes of
                                         establishing a quorum, as are
                                         shares that a broker holds in
                                         "street name" and votes on some
                                         matters but not others ("broker
                                         non-votes").

How many votes are required to        Directors are elected by a
  pass each proposal?                    plurality of the voting power
                                         present in person or represented by
                                         proxy at the meeting and entitled
                                         to vote. If you are present at the
                                         meeting but do not vote for a
                                         particular nominee, or if you have
                                         given a proxy and properly withhold
                                         authority to vote for a nominee, or
                                         if there are broker non-votes, the
                                         shares withheld or not voted will
                                         have no effect on the outcome of
                                         the vote.

                                      The ratification of the appointment
                                         of independent accountants is
                                         determined by the affirmative vote
                                         of the majority of the voting power
                                         present in person or represented by
                                         proxy at the meeting and entitled
                                         to vote on the matter. If you
                                         abstain from voting or direct your
                                         proxy to abstain from voting on
                                         this matter, your shares are
                                         considered present at the meeting
                                         for the matter but, since they are
                                         not votes in favor of the matter,
                                         they will have the same effect as
                                         votes against the matter. Broker
                                         non-votes are not considered
                                         present and they are, therefore,
                                         not counted in respect of this
                                         matter.

Is my vote confidential?              Yes. Only the inspector of
                                         election, CT Corporation System,
                                         and certain employees of NMR will
                                         have access to your proxy card. All
                                         comments will remain confidential,
                                         unless you allow your name to be
                                         disclosed.

What are the proxy soliciting         Employees of NMR may communicate
  expenses?                              with you and other Shareholders to
                                         solicit your proxies. NMR also has
                                         retained Georgeson & Company Inc.
                                         to assist in the solicitation of
                                         proxies for a fee estimated at
                                         $10,000, plus expenses. NMR will
                                         pay all expenses related to proxy
                                         solicitation. NMR and Georgeson &
                                         Company Inc. will request banks and
                                         brokers to solicit proxies from
                                         their customers where appropriate
                                         and will reimburse them for
                                         reasonable out-of-pocket expenses.

                   SECURITY OWNERSHIP OF MANAGEMENT AND OTHERS

     The following table shows the number of shares of NMR Common Stock, par value $.01 per share, beneficially owned by each director of NMR, each nominee for director, each executive officer named in the Summary Compensation Table below, all present directors and executive officers as a group and each person known to NMR to beneficially own more than 5% of the outstanding shares of Common Stock at December 31, 1998 (the "5% Owners"). Stock ownership information is based upon (i) information furnished by such directors and executive officers as of December 31, 1998, and (ii) a Schedule 13G filed by each 5% Owner with the Securities and Exchange Commission (the "SEC"). Please note that, in certain cases, shares required under rules of the SEC to be shown as beneficially owned are shares as to which the indicated person holds only rights to acquire within 60 days through exercise of stock options. Unless otherwise stated, the indicated persons have sole voting and investment power over the shares listed. No director or executive officer of NMR owned more than one percent of the Common Stock on December 31, 1998. The mailing address for each of the NMR directors and executive officers listed herein is 299 Park Avenue, New York, New York 10171.


          NAME OF
     BENEFICIAL OWNER               POSITION          NUMBER OF SHARES AND NATURE OF OWNERSHIP
     ----------------               --------          ----------------------------------------
Stephen J. Boatti .......   Senior Vice President,            288      Direct
                               Chief Legal Officer        220,808      Right to Acquire within 60 Days by
                               and Secretary              -------      Exercise of Options
                                                          221,096

Barry P. Cook ...........   Senior Vice President             236      Direct
                               and Chief Research          62,241      Right to Acquire within 60 Days by
                               Officer                    -------      Exercise of Options
                                                           62,477


James R. Craigie ........   Director                        2,147      Restricted Stock Grant

John A. Dimling .........   President and Chief               683      Direct
                               Executive Officer;         184,522      Right to Acquire within 60 Days by
                               Director                   -------      Exercise of Options
                                                          185,205

Stuart J. Goldshein .....   Vice President and                291      Direct
                               Controller                  63,158      Right to Acquire within 60 Days by
                                                          -------      Exercise of Options
                                                           63,449

William G. Jacobi .......   Chairman; Director              2,247      Direct
                                                            2,147      Restricted Stock Grant
                                                          -------
                                                            4,394

Peter A. Lund ...........   Director                          500      Direct
                                                            2,147      Restricted Stock Grant
                                                          -------
                                                            2,647

Michael D. Moore ........   Director                        2,147      Restricted Stock Grant

M. Bernard Puckett ......   Director                        1,200      Direct
                                                            2,406      Restricted Stock Grant
                                                          -------
                                                            3,606

Ronald Townsend .........   Nominee                             0

Robert E. Weissman ......   Director                       58,865      Direct
                                                            2,147      Restricted Stock Grant
                                                          -------
                                                           61,012



          NAME OF
     BENEFICIAL OWNER               POSITION          NUMBER OF SHARES AND NATURE OF OWNERSHIP
     ----------------               --------          ----------------------------------------
Thomas W. Young .........   Executive Vice President       34,243      Right to Acquire within 60 Days by
                               and Chief Financial                     Exercise of Options
                               Officer
All directors and
 executive officers as
 a group                                                  857,675(1)

Morgan Stanley Dean
 Witter & Co.
 1585 Broadway
 New York, NY 10036                                     4,559,909(2)

First Manhattan Co.
 437 Madison Avenue
 New York, NY 10022                                     4,814,138(3)

FMR Corp.
 82 Devonshire Street
 Boston, MA 02109                                       8,343,895(4)

Arnhold and S.
 Bleichroeder, Inc.
 1345 Avenue of
 the Americas
 New York, NY 10105                                      3,517,332(5)


--------------

(1) Includes all shares beneficially owned regardless of nature of ownership, and all rights to acquire shares within 60 days. Represents 1.43% of the outstanding Common Stock as of December 31, 1998.

(2) Morgan Stanley Dean Witter & Co. ("Morgan") and its wholly owned subsidiary Morgan Stanley Dean Witter Investment Management Inc. ("MSDW") jointly filed a Schedule 13G with the SEC on February 8, 1999. This Schedule 13G states that Morgan and MSDW, registered investment advisers, beneficially owned at December 31, 1998, 4,559,909 shares, representing approximately 8.15% of the Common Stock outstanding at that date. Morgan and MSDW have shared dispositive power over all of the shares owned by them and shared voting power over 3,765,580 of such shares.

(3) First Manhattan Co. filed a Schedule 13G with the SEC on February 11, 1999. This Schedule 13G states that First Manhattan Co., a registered broker-dealer and investment adviser, beneficially owned at December 31, 1998, 4,814,138 shares of Common Stock, representing approximately 8.6% of the Common Stock outstanding at that date. This amount includes 137,032 shares owned by family members of general partners of First Manhattan Co. as to which First Manhattan Co. disclaims dispositive power over 10,516 shares and disclaims beneficial ownership of 126,516 shares. First Manhattan Co. has sole voting power over 65,515 shares, shared voting power over 4,305,043 shares, sole dispositive power over 65,515 shares and shared dispositive power over 4,748,623 shares.

(4) FMR Corp. ("FMR"), Edward C. Johnson 3d ("E.C. Johnson") and Abigail P. Johnson ("A.P. Johnson") jointly filed a Schedule 13G with the SEC on February 12, 1999. This Schedule 13G states that FMR, E.C. Johnson and A.P. Johnson beneficially owned at December 31, 1998, 8,343,895 shares of Common Stock, representing approximately 14.9% of the Common Stock outstanding at that date. Of these shares, 7,187,406 shares are beneficially owned by FMR's wholly owned subsidiary Fidelity Management and Research Company ("Fidelity"), a registered investment adviser. E.C. Johnson, FMR and the registered investment companies advised by Fidelity (the "Fidelity Funds") each has the sole dispositive power over 7,186,606 of these shares, and the Fidelity Funds have the sole voting power over these shares. FMR, Fidelity International Limited ("FIL") and Fidelity American Special Situations Trust, a unitrust advised by a subsidiary of FIL, each has the sole voting and dispositive power over 1,400 of the 7,187,406 shares. Fidelity Management Trust Company, a wholly owned subsidiary of FMR and a bank, beneficially owns 1,108,924 shares, as to which E.C. Johnson and FMR each has sole dispositive power, and as to 1,056,782 shares of which each has sole voting power. FIL beneficially owns an additional 47,565 shares, over which it has the sole voting and dispositive power. FIL, formerly a subsidiary of FMR, was voluntarily included in FMR's Schedule 13G filing.

(5) Arnhold and S. Bleichroeder, Inc. ("A&SB") filed a Schedule 13G with the SEC on February 16, 1999. This Schedule 13G states that A&SB, a registered investment adviser, beneficially owned at December 31, 1998, 3,517,332 shares of Common Stock, representing approximately 6.29% of the Common Stock outstanding at that date. A&SB has sole voting power over 3,515,832 shares, shared voting power over 1,500 shares, and sole dispositive power over all the shares owned by it.

                      PROPOSAL NO. 1: ELECTION OF DIRECTORS

     The members of the Board of Directors of NMR are grouped into three classes, one of which is elected at each Annual Meeting of Shareholders to hold office for a three-year term and until successors are elected and have qualified.

     The Board of Directors has nominated William G. Jacobi, John A. Dimling and
M. Bernard Puckett for re-election as Class III Directors for a three-year term expiring at the 2002 Annual Meeting. Messrs. Jacobi, Dimling and Puckett have served as directors since July 1, 1998, the date NMR became an independent public company. Mr. Puckett was a director of NMR's predecessor company, Cognizant Corporation, since 1996.

     In addition, the Board of Directors has nominated Ronald Townsend for election as a Class II Director for a two-year term expiring at the 2001 Annual Meeting.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF THE NOMINEES NAMED ABOVE AS DIRECTORS OF THE COMPANY.

     Unless you otherwise instruct, proxies will be voted for election of all the nominees, all of whom except Mr. Townsend are now members of the Board. If any nominee is unwilling or unable to serve as a director and the Board does not, in that event, choose to reduce the size of the Board and Class II or III, the persons voting the proxy will have discretion to vote for the election of another person in accordance with their judgment.

     The following tables provide, for each nominee for election, the nominee's name, position with NMR, principal occupations during the last five years, age and other directorships in public companies.

                NOMINEE FOR CLASS II DIRECTOR FOR A TERM EXPIRING
                           AT THE 2001 ANNUAL MEETING:

                                          DIRECTOR   PRINCIPAL OCCUPATIONS
        NAME          POSITIONS WITH NMR   SINCE     DURING LAST FIVE YEARS   AGE*       OTHER DIRECTORSHIPS
        ----          ------------------  -------    ----------------------   ---        -------------------
Ronald Townsend       Nominee               --       Consultant, 10/96 to      57    BankAmerica Corporation;
                                                       present                        ALLTEL Corporation


                                                     President, Gannett
                                                       Television Group,
                                                       Arlington, VA
                                                       (broadcasting),
                                                       5/89 to 10/96

-----------
*  As of March 31, 1999.

                    Nominees for Class III Directors for term
                      expiring at the 2002 Annual Meeting:

                                          Director    Principal Occupations
        Name          Positions with NMR   Since      During Last Five Years     Age*     Other Directorships
        ----          ------------------  -------     ----------------------     ---      -------------------
William G. Jacobi     Chairman; Director    1998   Chairman, Nielsen Media       55       R.H. Donnelley
                                                      Research, Inc., 11/96               Corporation
                                                      to present

                                                   Chairman, IMS
                                                      International,
                                                      Westport, CT (health
                                                      care information
                                                      services), 2/95 to 12/97

                                                   Executive Vice President,
                                                      Cognizant Corporation,
                                                      Westport, CT
                                                      (information services),
                                                      9/96 to 12/97

                                                   Executive Vice President,
                                                      The Dun & Bradstreet
                                                      Corporation, Wilton, CT
                                                      (information services),
                                                      2/95 to 10/96

                                                   Senior Vice President, The
                                                      Dun & Bradstreet
                                                      Corporation, 7/93 to
                                                      2/95

John A. Dimling       President and         1998   President and Chief           60       None
                         Chief Executive              Executive Officer,
                         Officer;                     Nielsen Media Research,
                         Director                     Inc., 7/98 to present

                                                   President and Chief
                                                      Operating Officer,
                                                      Nielsen Media Research,
                                                      Inc., 7/93 to 7/98

M. Bernard Puckett    Director              1998   Private Investor, 1/96 to     54       P-Com, Inc.; R.R.
                                                      present                             Donnelley & Sons
                                                                                          Company; Oacis
                                                   President and Chief                    Healthcare Holdings
                                                      Executive Officer,                  Corp.; IMS Health
                                                      Mobile                              Incorporated
                                                      Telecommunication
                                                      Technologies Corp.,
                                                      Jackson, MS
                                                      (telecommunications),
                                                      5/95 to 1/96

                                                   President and Chief
                                                      Operating Officer,
                                                      Mobile
                                                      Telecommunication
                                                      Technologies Corp.,
                                                      1/94 to 5/95


--------------

* As of March 31, 1999.

     The following tables provide, for each Class I and Class II Director continuing in office, the director's name, position with NMR, principal occupations during the last five years, age and other directorships in public companies.

     Class I Directors holding office for terms expiring at the 2000 Annual
Meeting:


                                          Director     Principal Occupations
        Name          Positions with NMR   Since       During Last Five Years      Age*     Other Directorships
        ----          ------------------  -------      ----------------------      ---      -------------------
James R. Craigie           Director         1998   President and Chief Executive    45              None
                                                      Officer, Spalding Sports
                                                      Worldwide, Inc., Chicopee,
                                                      MA (sporting goods), 12/98
                                                      to present

                                                   Executive Vice President and
                                                      President, Beverage and
                                                      Desserts Division, Kraft
                                                      Foods, Rye Brook, NY (food
                                                      services), 10/97 to 12/98

                                                   Executive Vice President and
                                                      General Manager, Beverage
                                                      Division, Kraft Foods,
                                                      11/94 to 9/97

                                                   Executive Vice President and
                                                      General Manager, Dinners
                                                      and Enhancers Division,
                                                      Kraft Foods, 2/94 to 10/94

                                                   Vice President and General
                                                      Manager, Pollio Dairy
                                                      Products, Mineola, NY
                                                      (food services), 3/93 to
                                                      1/94

Peter A. Lund              Director         1998   Private Investor, 6/97 to        58              None
                                                      present

                                                   President and Chief Executive
                                                      Officer, CBS Television
                                                      and Cable Group, New
                                                      York, NY (broadcasting),
                                                      1/97 to 6/97

                                                   President and Chief Executive
                                                      Officer, CBS Inc., New
                                                      York, NY (broadcasting),
                                                      11/95 to 1/97

                                                   Executive Vice President, CBS
                                                      Broadcast Group, and
                                                      President, CBS Television
                                                      Network, New York, NY
                                                      (broadcasting), 10/90 to
                                                      11/95


------------

* As of March 31, 1999.

Class II Directors holding office for terms expiring at the 2001 Annual Meeting:


                                          Director   Principal Occupations
        Name          Positions with NMR   Since    During Last Five Years     Age*      Other Directorships
        ----          ------------------  --------  -----------------------    ----      -------------------
Michael D. Moore           Director         1998   Media Consultant, 1/99       61    None
                                                      to present

                                                   Executive Vice President
                                                      and Director of Media
                                                      Development, The
                                                      MacManus Group, Inc.,
                                                      New York, NY
                                                      (communications
                                                      holding company, with
                                                      D'Arcy Masius Benton
                                                      & Bowles, Inc. a
                                                      major holding), 1/98
                                                      to 12/98

                                                   Executive Vice President
                                                      and Worldwide Media
                                                      Director, D'Arcy
                                                      Masius Benton &
                                                      Bowles, Inc., New
                                                      York, NY (advertising
                                                      agency), 1993 to 12/97

Robert E. Weissman         Director         1998   Chairman and Chief           58    State Street
                                                      Executive Officer,              Corporation; Gartner
                                                      IMS Health                      Group, Inc.; IMS Health
                                                      Incorporated,                   Incorporated
                                                      Westport, CT (health
                                                      care information
                                                      services), 6/98 to
                                                      present

                                                   Chairman and Chief
                                                      Executive Officer,
                                                      Cognizant
                                                      Corporation,
                                                      Westport, CT
                                                      (information
                                                      services), 9/96 to
                                                      6/98

                                                   Chairman and Chief
                                                      Executive Officer,
                                                      The Dun & Bradstreet
                                                      Corporation, Wilton,
                                                      CT (information
                                                      services), 4/95 to
                                                      10/96

                                                   President and Chief
                                                      Executive Officer,
                                                      The Dun & Bradstreet
                                                      Corporation, 1/94 to
                                                      3/95


-----------------

* As of March 31, 1999.

Committees of the Board and Meetings

     The Audit Committee of the Board of Directors reviews the scope of the internal audit activities of NMR's independent public accountants and the auditors' evaluation of internal controls and receives an annual summary of the results of such audits. It also reviews the scope of the audit of NMR's consolidated financial statements by the independent public accountants and their report on the audit. The Committee also recommends the appointment of NMR's independent public accountants to the full Board. The Committee consists of Messrs. Lund (Chairman), Craigie and Moore. The Audit Committee held one meeting during 1998.

     The Compensation and Benefits Committee of the Board of Directors establishes and revises all compensation arrangements for certain executives of NMR consistent with the executive compensation philosophy adopted by the Board of Directors. The Committee also has authority to administer NMR's executive benefit plans and to establish and review the policies regarding executive and all other benefit programs. The Committee consists of Messrs. Puckett (Chairman), Craigie and Moore. The Compensation and Benefits Committee held two meetings during 1998.

     While the Board has no nominating committee, Shareholders' recommendations for nominees will be considered by the full Board. You may recommend nominees by submitting the names in writing to: Stephen J. Boatti, Senior Vice President, Chief Legal Officer and Secretary, Nielsen Media Research, Inc., 299 Park Avenue, New York, New York 10171. NMR's By-laws specify certain time limitations, notice requirements and other procedures applicable to the submission of nominations before an Annual or Special Meeting.

     Three meetings of the Board of Directors were held during 1998. No Director attended fewer than 75% of the total number of meetings of the Board of Directors and of the Committees of the Board on which the Director serves, except for Mr. Craigie, who attended 2 of 6 Board and Committee meetings.

                         PROPOSAL NO. 2: APPOINTMENT OF
                         INDEPENDENT PUBLIC ACCOUNTANTS

     Upon recommendation of the Audit Committee, the Board of Directors has appointed PricewaterhouseCoopers LLP ("PwC") as independent public accountants to audit the consolidated financial statements of NMR for 1999. This appointment is subject to ratification by the Shareholders at the Annual Meeting.

     PwC acted as NMR's independent public accountants for 1998. In connection with its audit of the consolidated financial statements, PwC also reviewed certain filings with the SEC and performed certain internal audit and non-audit services.

     A representative of PwC is expected to be available to answer questions at the Annual Meeting and is free to make statements during the meeting.

     If the appointment of PwC is not approved by the Shareholders, or PwC ceases to act as NMR's independent accountants, or the Board of Directors removes PwC as NMR's independent accountants, the Board will appoint other independent accountants. Any engagement of new accountants for periods following the 2000 Annual Meeting will be subject to ratification by the Shareholders at that meeting.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR RATIFICATION OF THE APPOINTMENT OF PwC.

                COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS

Report of the Compensation and Benefits Committee on Executive Compensation

     This report provides an explanation of the philosophy underlying NMR's Executive Compensation Program and also describes how decisions were implemented regarding the compensation paid by NMR to John Dimling, President and Chief Executive Officer. The Compensation and Benefits Committee (the "Committee") of the Board of Directors reviews and approves compensation for senior executives of NMR, including the Chief Executive Officer and the other executives whose compensation is described in this Proxy Statement. The Committee is composed entirely of outside directors and has been advised by independent experts experienced in the design and implementation of executive compensation arrangements.

     Prior to July 1, 1998, NMR was a subsidiary of Cognizant Corporation and compensation decisions were based on Cognizant's executive compensation philosophy. This report describes the compensation philosophy implemented by NMR since it became an independent public company on July 1, 1998.


   Executive Compensation Philosophy

     The Committee and the Board of Directors of NMR believe that a key to building Shareholder value is to closely align the financial interests of NMR's executives and employees with those of Shareholders and potential investors.

Moreover, we believe that top caliber executives and employees who can develop and deliver high-quality, innovative and accurate products and services, and deliver customer satisfaction, will ultimately drive increased Shareholder value.

     NMR has developed compensation and benefits programs for executives and employees within a total compensation framework. Total compensation opportunities are weighted heavily towards short-term cash incentives and long-term stock option incentives. These incentives place a major portion of senior executives' compensation at risk, to assure a sharp and continuing focus on building Shareholder value.

     Annual cash incentives are variable and are tied to corporate financial performance. Stock options focus on creating and sustaining Shareholder value long-term and serve as the primary source of future compensation growth opportunity for executives. Executives will be expected to hold stock, and NMR's stock option program is intended to help accomplish that objective.

     Total compensation opportunities for NMR executives are established based on practices of companies that are likely to compete for the services of our executives. This enables NMR to attract and retain high-quality executives, who are critical to the future success of the business, in an increasingly competitive market.

     The Committee's judgments about the appropriate levels of compensation opportunities and payments to executives are considered in the context of competitive practices among a comparison group of companies. The companies used for compensation comparison purposes are primarily media companies and, for the CEO, a comparison is also done against a broad cross section of non-manufacturing companies. The non-manufacturing comparison group includes most of NMR's peer group competitors shown in the Total Shareholder Return graph on page 12, as well as other companies that are engaged in the media industry and information research business.

     Using this comparison data, the Committee generally positions executive pay opportunities halfway between the median and 75th percentile of the media industry, which is NMR's primary source for talent and retention. The CEO is benchmarked against the media industry and non-manufacturing company medians, since the CEO labor market is broader than the media industry.


   Components of the Compensation Program

     The compensation package for executives comprises base salary, annual cash incentives, and long-term incentives in the form of stock options.

     Base Salary. The base salaries of executives compensate for ongoing performance of assigned responsibilities. In determining whether to adjust the base salary of an executive, including the Chief Executive Officer, the Committee takes into account salaries paid for comparable positions at the other compensation comparator companies, changes in the executive's responsibilities, the individual performance of the executive, and NMR's compensation philosophy.

     Annual Incentives. The Annual Incentive Plan rewards the executives listed in the Summary Compensation Table for the financial results achieved for the year. Incentive payouts are dependent on the level of achievement of financial targets set at the beginning of the plan year. Financial targets for 1998 were based on NMR's revenue, operating earnings and cash flow. Prospectively, qualitative goals such as customers' satisfaction or new product delivery may be included as measures of executive performance. No award is earned with respect to a performance measure unless a performance "floor" for that measure is exceeded; the award opportunity with respect to a measure is earned if the performance target is achieved; achievement between the floor and the target results in a lower award with respect to that performance measure. An amount larger than the award opportunity for each performance measure can be earned, up to a specified limit, for exceeding the target for that measure. In 1998, NMR's overall performance exceeded financial targets; accordingly, incentive awards paid in early 1999 exceeded target award opportunities.

     Stock Options. Stock options serve to reward executives in the same manner as our Shareholders benefit, because options only have value to executives when NMR's stock price increases. In 1998, executives were granted options with a life of ten years that vest proportionately over three years, and have an exercise price equal to the fair market value of the Common Stock on the grant date. The number of options granted in 1998 was determined based primarily on the competitive practices of our compensation comparator companies but also reflected individual performance and expected future contributions.

     CEO Compensation. Mr. Dimling participates in the executive compensation program described in this Report of the Compensation and Benefits Committee. In 1998, Mr. Dimling's base salary was increased to reflect his new position as the Chief Executive Officer of a publicly-traded company and the higher competitive salary levels for positions comparable to his new position paid in our compensation comparator companies. Mr. Dimling's financial targets for earning his annual incentive, as determined by the Committee, were based on the same three measures as for the other senior executives with overall corporate responsibility--NMR's consolidated revenue, operating income and cash flow for 1998. The Committee gave different weights to each measure in determining the bonus to be earned, based on how it viewed their relative importance in rewarding improvement in annual results. Because Nielsen Media Research's results for 1998 were above the annual incentive targets established at the beginning of the year, the incentive payment to Mr. Dimling shown in the Summary Compensation Table was higher than his target award opportunity. Mr. Dimling and the other senior corporate executives also received a payment in addition to the incentive opportunity based on NMR's achievement of an earnings-per-share target established at the beginning of 1998. Mr. Dimling received a grant of 75,000 stock options in 1998.

     The Committee believes Mr. Dimling's current compensation is fully consistent with our philosophy on executive compensation, and appropriate in view of our performance as indicated in the Total Shareholder Return graph on page 12. The graph compares NMR's cumulative total return, since NMR shares began trading independently in June of 1998, to a performance peer group of five information and service providers and to the Standard & Poor's Midcap 400 Index.

     Tax Deductibility. Under Section 162(m) of the Internal Revenue Code (the "Code"), NMR may not deduct certain forms of compensation in excess of $1,000,000 paid to its Chief Executive Officer and the other four most highly compensated senior executives. For 1998 and 1999, none of the compensation paid to these executives is expected to exceed the Code limitations. The Committee intends to maximize the deductibility of executive compensation, but also to compensate executive officers in a manner commensurate with performance and the competitive environment for executive and creative talent. As a result, some portion of compensation paid to an executive officer whose compensation is subject to the deduction limits described above may not be deductible by the Company in the future.


   Compensation and Benefits Committee

           M. Bernard Puckett, Chairman
           James R. Craigie
           Michael D. Moore

                                 COMPARISON OF TOTAL SHAREHOLDER RETURN OF
                                NMR, S&P MIDCAP 400 INDEX AND NMR PEER GROUP


                                    [GRAPHICAL REPRESENTATION OF CHART]


                                  6/23/98  6/30/98  7/31/98  8/31/98  9/30/98  10/31/98  11/30/98  12/31/98
                                  -------  -------  -------  -------  -------  --------  --------  --------
Nielsen Media Research, Inc. ...   100     101.36    90.40    65.75    74.88    103.65    109.58    131.49
S&P Midcap 400 Index ...........   100      95.13    91.44    74.42    81.37     88.64     93.06    104.30
Peer Group .....................   100     102.99    89.70    72.18    79.48     80.94     85.76     88.57

     This graph compares the total shareholder return of NMR, the Standard & Poor's Midcap 400 Index and a group of NMR peer companies from June 23, 1998, the first day of when-issued trading in NMR Common Stock, until December 31, 1998. The calculation assumes $100 was invested on June 23, 1998 and that any dividends were reinvested. Since there is no widely recognized standard industry group comprising NMR and peer companies, a group of companies representing a range of proprietary data providers was used. The performance peer group consists of ACNielsen Corporation, The Dun & Bradstreet Corporation, Gartner Group, Inc., Information Resources, Inc. and Primark Corporation.

Executive Compensation Tables

     In addition to the annual compensation of NMR's five most highly compensated executive officers, the following tables show six months of 1998 and full-year 1997 compensation for certain executives who resigned from Cognizant Corporation, the former name of NMR, upon Cognizant's spin-off of certain businesses on July 1, 1998 (the "Spin-Off"), in accordance with rules of the Securities and Exchange Commission.

                           Summary Compensation Table

                                                                          Long-Term Compensation
                                                                   -----------------------------------
                                      Annual Compensation              Awards                 Payouts
                                   ----------------------------    --------------------     ----------
          (a)              (b)      (c)        (d)         (e)         (f)         (g)         (h)        (i)
                                                           Other                 Securities
                                                          Annual    Restricted   Underlying  Long-Term  All Other
                                                          Compen-     Stock      Options/   Incentive Compensation
        Name and                   Salary     Bonus (1)  sation (2)  Award(s) (3)  SARs (4)    Payouts      (5)
   Principal Position     Year       ($)         ($)        ($)         ($)          (#)         ($)        ($)
----------------------   ------   --------     --------  ---------- ------------ ---------- ---------- -----------
John A. Dimling           1998      336,800     254,102          0           0      75,000          0     10,537
President and Chief       1997      303,000     181,662          0           0           0          0     19,682
 Executive Officer

Thomas W. Young (6)       1998      256,667     165,462          0           0      30,000          0      3,750
Executive Vice            1997            0           0          0           0           0          0          0
 President and Chief
 Financial Officer

Barry P. Cook             1998      231,750     125,633          0           0      30,000          0      7,163
Senior Vice President     1997      212,167     109,165          0           0           0          0     11,454
 and Chief Research
 Officer

Stuart J. Goldshein       1998      216,800      96,323          0           0      15,000          0      7,116
Vice President and        1997      211,500     105,746          0           0           0          0     10,508
 Controller

Stephen J. Boatti         1998      199,700     101,641          0           0      20,000          0      6,314
Senior Vice President,    1997      188,100      98,226          0           0           0          0      9,585
Chief Legal Officer
 and Secretary


The following officers resigned from NMR's predecessor, Cognizant, in connection with the Spin-Off on July 1, 1998. The 1998 amounts shown are for compensation through June 30, 1998.

Robert E. Weissman        1998      387,500     561,715          0           0           0          0     28,534
Former Chairman and       1997      750,000   1,007,100      1,006           0           0          0     72,568
 Chief Executive Officer

Victoria R. Fash          1998      300,000     250,446     75,700           0           0          0     13,513
Former Executive Vice     1997      375,000     349,128          0     268,938           0          0     19,655
 President and Chief
 Financial Officer

Alan J. Klutch            1998      162,500     177,888          0           0           0          0     11,538
Former Senior Vice        1997      325,000     303,473          0           0           0          0     22,637
 President--Finance


--------------

(1) The bonus (annual incentive) awards were earned in the year indicated and paid in the following year.

(2) The value of certain personal benefits is not included since it does not exceed $50,000 for any named executive officer. The amount shown for Ms. Fash represents an allowance for incidentals associated with an international assignment.

(3) The amount shown for Ms. Fash represents the dollar value of restricted stock on the date of the grant. This grant was a special one-time award made by Cognizant and was forfeited upon Ms. Fash's resignation.

(4)  All the options in this table are without tandem stock appreciation rights.

(5) Amounts shown represent aggregate annual company contributions for the account of each named executive officer under the Nielsen Media Research, Inc. Savings Plan (the "Savings Plan") and Savings Benefit Equalization Plan (the "SBEP"), plans that are open to employees of NMR and certain subsidiaries. The Savings Plan is a tax-qualified defined contribution plan and the SBEP is a non-qualified plan that provides a benefit to participants in the Savings Plan equal to the amount of company contributions that would have been made to the participant's Savings Plan accounts but for certain Federal tax laws.

(6) Mr. Young joined NMR in February 1998.

                      Option/SAR Grants in Last Fiscal Year

         (a)                       (b)                (c)             (d)            (e)            (f)
                                Number of
                               Securities         % of Total
                               Underlying        Options/SARs                                   Grant Date
                              Options/SARs        Granted to      Exercise or                     Present
                               Granted (1)       Employees in     Base Price     Expiration      Value (2)
       Name                        (#)            Fiscal Year      ($/Share)        Date            ($)
--------------------          ------------      --------------    -----------    ----------     -----------
John A. Dimling                   75,000              6.29           16.4375       12/15/08       291,650
Thomas W. Young                   30,000              2.52           16.4375       12/15/08        27,099
Barry P. Cook                     30,000              2.52           16.4375       12/15/08        27,099
Stuart J. Goldshein               15,000              1.26           16.4375       12/15/08        13,549
Stephen J. Boatti                 20,000              1.68           16.4375       12/15/08        18,066

The following officers resigned from NMR's predecessor, Cognizant, in connection with the Spin-Off on July 1, 1998. Amounts shown are for grants through June 30, 1998.

Robert E. Weissman                     0               N/A               N/A            N/A           N/A
Victoria R. Fash                       0               N/A               N/A            N/A           N/A
Alan J. Klutch                         0               N/A               N/A            N/A           N/A


----------

(1) Amount shown represents the number of non-qualified stock options, without tandem stock appreciation rights ("SARs"), granted in 1998. The options may not be exercised for at least one year after grant and may then be exercised in installments of one-third of the grant amount each year until they are 100% vested. Payment must be made in full upon exercise in cash or Common Stock. The option holder may elect to have shares of Common Stock issuable upon exercise withheld by NMR to pay withholding taxes due.

(2) Grant date present value is based on the Black-Scholes option valuation model, which makes the following material assumptions for the December 16, 1998 grant: an expected stock-price volatility factor of 30%, a risk-free rate of return of 4.63%, an annual dividend yield of 0%, an assumed time of exercise of three years from grant date, and a reduction of approximately 9.7% to reflect the probability of forfeiture due to termination prior to vesting. These assumptions may or may not be fulfilled. The amounts shown cannot be considered predictions of future value. In addition, the option will gain value only to the extent the stock price exceeds the option exercise price during the life of the option.

             AGGREGATE OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND
                        FISCAL YEAR-END OPTION/SAR VALUES

     The following table provides information as to option exercises by each of the named executive officers during 1998 and the value of unexercised in-the-money stock options at year-end.


      (A)               (B)             (C)                 (D)                              (E)
                                                    NUMBER OF SECURITIES
                        SHARES                      UNDERLYING UNEXERCISED           VALUE OF UNEXERCISED
         `             ACQUIRED          VALUE      OPTIONS/SARS AT FISCAL         IN-THE-MONEY OPTIONS/SARS
                      ON EXERCISE      REALIZED        YEAR-END (1) (#)            AT FISCAL YEAR-END (2)($)
                                                 ---------------------------    ----------------------------
 NAME                     (#)            ($)     EXERCISABLE   UNEXERCISABLE    EXERCISABLE    UNEXERCISABLE
-------------         -----------      --------    -----------  -------------    -----------    -------------
John A. Dimling         244,672         $922,644      184,522     706,643        $1,819,823      $6,353,236
Thomas W. Young               0                0            0     235,458                 0      $1,307,606
Barry P. Cook           124,564         $676,076       62,241     252,576        $  616,590      $2,243,823
Stuart J. Goldshein     107,607         $446,137       63,158     223,447        $  626,851      $2,079,734
Stephen J. Boatti         9,060         $ 48,287      220,808     212,008        $2,335,463      $1,925,165

The following officers resigned from NMR's predecessor, Cognizant, in connection with the Spin-Off on July 1, 1998. Amounts shown are for exercises through June 30, 1998.

Robert E. Weissman (3)  796,602       $5,640,886            0       6,666                 0      $   26,871
Victoria R. Fash              0                0            0           0                 0               0
Alan J. Klutch                0                0            0           0                 0               0

-------------

(1)  No SARs were outstanding at December 31, 1998.

(2) The values shown equal the difference between the exercise price of unexercised in-the-money options and the fair market value of the underlying NMR Common Stock at December 31, 1998. Options are in-the-money if the fair market value of the NMR Common Stock exceeds the exercise price of the option.

(3) The amount of unexercised options shown for Mr. Weissman represents options granted to him after the Spin-Off as a director of NMR.

RETIREMENT BENEFITS

     Retirement benefits for the named executive officers are determined under the NMR Retirement Plan and the NMR Retirement Excess Plan. Under these plans, NMR contributes 6% of the participant's compensation monthly to the participant's cash balance in the plan. The cash balance earns monthly investment credits based on the yield on 30-year Treasury bonds from time to time. Compensation, for the purpose of determining retirement benefits, consists of base salary, annual bonuses, commissions and overtime pay. Severance pay, income derived from equity-based awards, contingent payments and other forms of special remuneration are excluded. Bonuses included in the Summary Compensation Table above are normally not paid until the year following the year in which they are accrued and expensed; therefore, compensation for purposes of determining retirement benefits varies from the Summary Compensation Table amounts in that bonuses expensed in the previous year but paid in the current year are part of retirement compensation in the current year and current year's bonuses accrued and included in the Summary Compensation Table are not. For 1998, compensation for purposes of determining retirement benefits for the named executive officers differed by less than 10% from the amounts shown in the Summary Compensation Table.

     These plans also include a minimum monthly benefit for certain employees who had attained age 50 and had earned five years of service as of October 31, 1996, including Messrs. Dimling and Cook. The minimum benefit is equal to the excess of (i) 1.7% of final average compensation multiplied by years of credited service not in excess of 25, plus 1.0% of average final compensation multiplied by years of credited service in excess of 25, over (ii) 1.7% of the primary Social Security insurance benefits multiplied by years of credited service not in excess of 25, plus 0.5% of the primary Social Security insurance benefits multiplied by years of credited service in excess of 25. Final average compensation is defined as the highest average annual compensation during five consecutive twelve-month periods in the last 10 consecutive twelve-month periods of the member's credited service. Members vest in their accrued retirement benefit upon completion of five years of service.

     The estimated annual benefits upon retirement at age 65 for Messrs. Dimling, Cook, Goldshein and Boatti are $96,185, $34,361, $41,151 and $29,122, respectively. These amounts include benefits payable under predecessor qualified plans of The Dun & Bradstreet Corporation that would be deducted from the amount payable under these plans. The estimated annual retirement benefits payable at age 65 are based on 1998 recognized earnings, assuming no future increases in such earnings. For Messrs. Boatti and Goldshein, the assumed investment credit on cash balances is 5.5417% per annum, and the assumed annuity conversion rate at age 65 is 5.15%. The actual investment credit and annuity conversion rate may vary from these rates. In 1998, Mr. Young was not eligible to participate in the NMR Retirement Plan or the NMR Retirement Excess Plan.

CHANGE-IN-CONTROL AGREEMENTS

     NMR has entered into agreements with the executive officers named in the Summary Compensation Table above (as well as with other officers and key employees of NMR and its subsidiaries), providing for certain benefits upon termination of employment in the event of a Change in Control (as defined below) of NMR. If, following a Change in Control, the employment of a named executive officer is terminated without cause or he or she terminates employment for "good reason" (generally, an adverse change in employment status, compensation or benefits, a required relocation or the lapse of 12 months following the Change in Control), the officer will receive a lump sum payment equal to three times (for Mr. Dimling and Mr. Young), two times (for Mr. Cook and Mr. Boatti) and one and one-half times (for Mr. Goldshein) base salary and annual target bonus, reimbursement for outplacement expenses, life and health insurance coverage for 36 months (for Mr. Dimling and Mr. Young), 24 months (for Mr. Cook and Mr. Boatti) and 18 months (for Mr. Goldshein) after termination, retiree medical coverage, the accelerated vesting of stock options and the accelerated payment of prorated annual and other bonuses. A Change in Control will generally have occurred under the following circumstances: (i) an acquisition by any person of 20% of the combined voting power of NMR's securities, (ii) during any period of twenty-four months a majority of the Board ceases to consist of (x) directors in office at the beginning of such period or (y) directors whose election was approved by two-thirds of the directors in office at the beginning of the period or by directors whose election was so approved, (iii) NMR's merger or consolidation with another entity (other than one in which NMR's shares outstanding prior to the merger represent 66-2/3% of the voting power of the surviving company and no shareholder holds 20% or more of such remaining voting power) or (iv) the liquidation or sale of substantially all of NMR's assets.

SEVERANCE ARRANGEMENTS

     The NMR Career Transition Plan and Executive Transition Plan provide severance benefits to employees of NMR (including the executive officers named in the Summary Compensation Table above) and certain of its subsidiaries. These plans generally provide for the payment of severance benefits if the employment of a covered employee terminates by reason of a reduction in force, job elimination, unsatisfactory job performance or a mutually acceptable resignation. In the event of an eligible termination, executives with a base salary between $150,000 and $200,000 will be paid three-quarters of a week of salary continuation for each four weeks of service with NMR, up to a maximum of 20 weeks, except that certain executives who had service with The Dun & Bradstreet Corporation (a predecessor of NMR) receive benefits of 39 weeks. Executives with a base salary of more than $200,000 will be paid one week of salary continuation for each two weeks of service, up to a maximum of 52 weeks. The Chief Executive Officer will be paid 104 weeks of salary and annual bonus continuation. Lower amounts are paid in the event of termination for unsatisfactory performance. In addition, unless termination occurs for unsatisfactory performance, the executive will receive a portion of his or her cash bonus opportunity for the year of termination, prorated based on the number of months worked during that year.

     In addition, the plans provide to eligible terminated executives continued medical, dental and life insurance coverage throughout the salary continuation period, and in certain instances, outplacement services and financial counseling. The Chief Executive Officer may increase or decrease benefits for executives other than the Chief Executive Officer, provided such decision is reported to the Compensation and Benefits Committee of the Board, and that Committee may increase or decrease benefits for the Chief Executive Officer.

COMPENSATION OF DIRECTORS

     CASH COMPENSATION. Beginning July 1, 1998, each director not employed by NMR (other than Mr. Jacobi) was paid a retainer at an annual rate of $25,000 in quarterly installments and each non-employee director who was

Chairman of a committee of the Board of Directors was paid an additional retainer at an annual rate of $3,000 in quarterly installments. In addition, each such non-employee director was paid a fee of $1,000 for each Board or committee meeting attended in 1998. Directors who were employed by NMR received no retainers or fees.

     Each non-employee director may elect to have all or a specified part of the retainer and fees deferred until he or she ceases to be a director. Deferred amounts may be credited to the account of directors as deferred cash, which bears interest at prescribed rates, or as deferred share units in an amount equal to the amount of deferred compensation divided by the fair market value of a share of Common Stock on the date the compensation would otherwise have been paid. Deferred share units are credited with dividend equivalents, if any. Fair market value is the average of the high and low trading prices of the Common Stock on the date of determination. Deferred amounts and accrued interest and dividend equivalents are paid in the form of cash or stock, as appropriate, on the first business day of the calendar year following the date of the director's termination of service on NMR's Board.

     Upon the occurrence of a Change in Control (as defined above under "Change-in-Control Agreements") of NMR, the Compensation and Benefits Committee may take such action as it deems necessary or desirable with respect to deferred amounts.

     Mr. Jacobi received no retainer or fees for 1998. Beginning March 1, 1999, he will be paid a retainer for his services as Chairman at an annual rate of $300,000, payable monthly.

     NON-EMPLOYEE DIRECTORS' STOCK INCENTIVE PLAN. This plan provides for the granting of stock options and restricted stock to non-employee directors of NMR on such terms as are determined by the Compensation and Benefits Committee of the Board of Directors. On July 8, 1998 the Committee granted each non-employee director 2,147 shares of restricted Common Stock with a fair market value on that date of $13.97, and a stock option to purchase 6,666 shares of Common Stock at an exercise price of $13.97 per share. The restricted shares vest five years after the date of grant. Until the shares vest, the director is not able to sell or dispose of them but is entitled to vote them and receive dividends. These restrictions lapse if the director dies or becomes disabled or, at the Committee's discretion, if the director's service terminates in other circumstances. The stock option expires 10 years after the grant date and vests in six equal installments beginning one year after the grant date. The plan provides for the accelerated vesting of options upon termination of service due to death, disability or retirement.

     Upon the occurrence of a Change in Control (as defined above under "Change-in-Control Agreements") of NMR, the Compensation and Benefits Committee may take such action as it deems necessary or desirable with respect to directors' awards, including acceleration of an award, payment of cash in exchange for cancellation of an award, and/or issuing substitute awards that substantially preserve the value, rights and benefits of previously granted awards.

             SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     NMR knows of no person who did not file on a timely basis reports required by Section 16(a) of the Securities Exchange Act of 1934 during 1998.

                                  OTHER MATTERS

     NMR knows of no matters, other than those referred to herein, that will be presented at the Annual Meeting. If, however, any other appropriate business should properly be presented at the meeting, the persons named in the enclosed form of proxy will vote the proxies in accordance with their best judgment.

                  SHAREHOLDER PROPOSALS FOR 2000 ANNUAL MEETING

     Shareholder proposals intended to be presented at the NMR Annual Meeting of Shareholders in 2000 must be received by NMR no later than November 12, 1999.

March 9, 1999

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                          NIELSEN MEDIA RESEARCH, INC.

  PROXY/VOTING INSTRUCTIONS FOR THE SPECIAL MEETING OF SHAREHOLDERS TO BE HELD
     APRIL 13, 1999 AT 9:30 A.M. AT 1209 ORANGE STREET, WILMINGTON, DELAWARE

     JOHN A. DIMLING, THOMAS W. YOUNG and STEPHEN J. BOATTI, or any of them, with full power of substitution are hereby authorized and/or instructed to represent and/or vote all the shares of Common Stock of Nielsen Media Research, Inc. that the undersigned is entitled to vote at the Annual Meeting of Shareholders on April 13, 1999, and at any adjournment thereof:

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ELECTION OF ALL NOMINEES IDENTIFIED IN ITEM (1) AND FOR ITEM (2).

(1) Election of Class III Directors for a three-year term expiring at the 2002 Annual Meeting of Shareholders--Nominees: William G. Jacobi, John A. Dimling and M. Bernard Puckett; and Election of a Class II Director for a two-year term expiring at the 2001 Annual Meeting--Nominee: Ronald Townsend.

    [ ] FOR all  nominees listed above, except      [ ] WITHHOLD authority to
        vote withheld from the following                 vote for all nominees
        nominees (if any):

        ---------------------------------------

(2) Ratification of the appointment of PricewaterhouseCoopers LLP as independent public accountants to audit the Company's consolidated financial statements for 1999. Mark only one.

         FOR [ ]             AGAINST [ ]               ABSTAIN [ ]


                                                    (Please Turn Over and Sign)

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

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                          NIELSEN MEDIA RESEARCH, INC.

     THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS. A PROXY THAT IS SIGNED AND RETURNED BY A SHAREHOLDER OF RECORD WITHOUT SPECIFICATION MARKED IN THE INSTRUCTION BOXES WILL BE VOTED FOR ELECTION OF ALL NOMINEES IDENTIFIED IN ITEM (1) AND FOR ITEM (2).

Notice to Participants in Certain Savings Plans.
------------------------------------------------

     The trustee of the Nielsen Media Research, Inc. Savings Plan and the IMS Health Incorporated Savings Plan has agreed that this proxy will also serve as voting instructions from participants in the plans who have plan contributions for their accounts invested in Common Stock. Proxies covering shares in these plans must be received prior to April 3, 1999. If a proxy covering shares in the plans has not been received prior to April 3, 1999 or if it is signed and returned without specification marked in the instruction boxes, the trustee of these plans will vote the respective plan shares in the same proportion as the respective shares in such plan for which it has received instructions.

Please indicate whether you expect to
attend the Annual Meeting:
                                          Date__________________ , 1999
_____ Yes  ____ No
                                          _____________________________

                                          _____________________________
                                                  Signature(s)

                                          Please sign exactly as your name
                                          appears at left. Joint owners should
                                          each sign. Executors, administrators,
                                          trustees, etc. should so indicate when
                                          signing and sign as required by the
                                          authority held.

                                          Proxy form begins on the reverse side.
                                          Please vote, date, sign and return
                                          immediately.

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